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95ESOP2.doc



                     KINETIC CONCEPTS, INC.
                SENIOR EXECUTIVE STOCK OPTION PLAN

     1.  Purpose.

      The Kinetic Concepts, Inc. Senior Executive Stock Option Plan (the "Plan") is intended to promote the best interests of the Company and its shareholders by enabling the Company to attract and retain senior executives of exceptional ability as Senior Executives, giving an incentive to senior executives of the Company by providing them with an opportunity to participate in the Company's growth and rewarding those senior executives who contribute to the operating progress and earning power of the Company.

          2.  Definitions.

           The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

           (a) "Change of Control Event" means a merger or consolidation to which the Company is a party (other than as the surviving entity), the sale or transfer of a majority of the outstanding shares of the Common Stock, the transfer of all or substantially all of the assets of the Company, or the Company's liquidation or dissolution.

           (b)   "Code" means the Internal Revenue  Code  of
1986, as it may be amended from time to time.

           (c) "Committee" means a committee of the Board of Directors appointed by the Board of Directors consisting of at least two (2) members of the Board of Directors, each of whom is both a Disinterested Person and an Outside Director.

           (d)   "Company" means KINETIC CONCEPTS,  INC.,  a
Texas corporation, any successor in interest to the Company.

           (e)  "Company Stock" means common stock, par value
$.001 per share, of the Company.

           (f) "Disinterested Person" means a member of the Board of Directors who has not, during the one year prior to service on the Committee, or during his service on the Committee, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates (except such grants or awards permitted to be received by a "disinterested person" under Rule 16b-3).

          (g)  "Effective Date" means October 27, 1995.

          (h)  "Eligible Senior Executive" means any Senior
Executive of the Company or any subsidiary who is determined (in accordance with the provisions of Article 5 hereof) to be eligible to be granted an Option.

          (i)  "Exercise Price" means the price at which  a
share   of  Company  Stock  may  be  purchased  by  a  particular
Participant pursuant to the exercise of an Option, as determined in accordance with Article 8 hereof.

          (j)  "Good Cause" shall be deemed to exist if the
Eligible   Senior  Executive  willfully  breaches  or  habitually
neglects   his  duties  or  willfully  violates  reasonable   and
substantial rules governing employee performance.

          (k) "Option Instrument" means an instrument delivered by the Company to the Participant setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Company Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Option Instrument shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Committee, in its sole discretion, may authorize.

          (l) "Option" means the right of a Participant to purchase shares of Company Stock in accordance with the terms of this Plan and the Option Agreement between such Participant and the Company. An "Option" is not intended, and shall not be treated, as meeting the requirements of Section 422 of the Code.

          (m) "Outside Director" shall have the meaning given to it in the Section 162(m) Regulations.

          (n)   "Participant"  means  any  Eligible  Senior
Executive who has been granted an Option.

          (o)    "Rule   16b-3"  shall  mean  Rule   16b-3
promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

          (p) "Section 162(m) Regulation" shall mean the regulations promulgated under Section 162(m) of the Code, as may be amended from time to time.

     3.  Adoption and Administration of Plan.

     This  Plan shall be effective as of October 27,  1995.
The Plan shall be administered by, and grants under the Plan shall be made by, the Committee. Any action taken by the Committee with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

     4.  Shares of Company Stock Issued Pursuant to this Plan.


        (a)   The number of shares of Company Stock which
may be issued in the aggregate by the Company under this Plan pursuant to the exercise of Options granted hereunder shall not exceed 1,400,000 shares, which number may be increased only by a resolution adopted by the Board of Directors of the Company. Such shares of Company Stock may be issued out of the authorized and unissued or reacquired Company Stock of the Company. Any shares of Company Stock subject to an Option which expires, is surrendered to the Company by the Participant or is terminated unexercised as to such shares may once again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 12 hereof, the aforesaid number of shares shall be appropriately adjusted.

       (b) Subject to adjustments pursuant to the provisions of Article 12 hereof, the number of shares of the Company Stock which may be covered by Options granted hereunder to any Participant during any fiscal year shall not exceed
200,000 shares. If an Option is canceled, the canceled Option shall continue to be counted toward such share limit for the year granted.

    5.  Eligibility and Awards.

        Only members of the Company's Executive Committee (as determined by the Company's Chief Executive Officer) shall be eligible to participate in this Plan and be granted Options hereunder. The Committee shall determine, at any time and from time to time thereafter, (a) which Eligible Senior Executives shall be granted Options, (b) the number of shares of Company Stock subject to each Option to be granted to an Eligible Senior Executive, (c) the Exercise Price of each Option, and (d) the other terms of each particular Option, including, without limitation, the term during which such Option shall remain in effect, which term shall not be greater than ten (10) years. The members of the Committee are not eligible to receive options under the Plan during their term on the Committee. The Chairman of the Board of Directors and each non-employee member of the Board of Directors are not eligible to receive options under the Plan.

     6.  Grant, Exercise Rights and Termination of Options.

         (a) As soon as practicable after an Option is granted by the Committee, the appropriate officer or officers of the Company shall give notice to such effect to the person granted an Option, which notice shall be accompanied by a copy or copies of the Option Instrument.

         (b)   An Eligible Senior Executive shall have  an
Option and shall become a Participant under an Option Agreement in accordance with the terms of this Plan, the terms of this Option Instrument and on such other terms as the Committee shall determine.

         (c) Any Option granted pursuant to this Plan must be granted within ten (10) years from the Effective Date.

         (d) Only vested portions of an Option are exercisable. An Option may be exercised in accordance with this Plan and the Option Instrument and only if compliance with all applicable federal and state securities laws can be effected. An Option may be exercised by the payment to the Company of the aggregate Exercise Price, as provided under Article 8 hereof, for the shares of Company Stock to be purchased in accordance with the terms of this Plan and the Option Instrument. Such Option is not transferable or assignable, voluntarily or involuntarily, or by operation of law (including, without limitation, the laws of Bankruptcy), except that they are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code).

         (e) The Committee may delegate to the appropriate officer of the Company the authority to prepare, execute and deliver an Option Instrument reflecting an Option granted under this Plan in substantially the form approved by the Committee; provided, however, that any such Option Instrument shall be consistent with the terms and conditions of this Plan.

     7.  Vesting.

         The vesting of the Options granted under the Plan shall  be
determined  by  the  Committee  and  set  forth  in  the   Option
Instrument delivered to a Participant in connection with each grant.

     8.  Exercise Price.

         The determination of the Exercise Price shall be made by the Committee in its sole discretion. The determination of the Exercise Price may be determined by utilizing the average daily closing price of the Company's Common Stock as reported on the NASDAQ National Market System (the "Daily Closing Price") during the thirty (30) day period prior to the date of grant or the Daily Closing Price on the day following the date of grant. The fair market value of the shares of Company Stock shall be determined for purposes of this Plan by the Committee and such determination by the Committee shall be final, conclusive and binding upon each Participant and the Company for purposes of this Plan.

     9.  Payment for Shares of Company Stock.

         The Option Agreement may permit payment in cash or in the equivalent fair market value of previously owned Company Stock or any combination thereof. The Option Instrument may further permit the Participant to elect to have the Company withhold from the shares of Company Stock which the Participant is entitled to receive pursuant to the exercise of an Option, an amount of Company Stock having a value equal to the amount required to be withheld for income taxes under the Code or otherwise.

    10.  Costs and Expenses.

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company; provided, however, that, except as otherwise specifically provided in this Plan or the applicable Option Agreement between the Company and a Participant, the Company shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Option or Option Agreement, this Plan or any Company Stock held by any Participant.

    11.  No Prior Right of Award.

         Nothing in this Plan shall be deemed to give any Senior Executive of the Company, or his legal representatives or assigns, or any other person or entity claiming under or through him, any contract or other right to participate in the benefits
of  this  Plan.   NOTHING  IN THIS PLAN  SHALL  BE  CONSTRUED  AS
CONSTITUTING  A COMMITMENT, GUARANTEE, AGREEMENT OR UNDERSTANDING
OF  ANY  KIND OR NATURE THAT THE COMPANY SHALL CONTINUE TO EMPLOY
OR   OTHERWISE   ENGAGE  ANY  INDIVIDUAL  (WHETHER   OR   NOT   A
PARTICIPANT).   THIS  PLAN  SHALL NOT EFFECT  THE  RIGHT  OF  THE
COMPANY TO TERMINATE THE EMPLOYMENT OR OTHER ENGAGEMENT OF ANY INDIVIDUAL (WHETHER OR NOT A PARTICIPANT) AT ANY TIME AND FOR ANY
REASON  WHATSOEVER.   No change of a Participant's  duties  as  a
Senior Executive of the Company shall result in a modification of the terms of any rights of such Participant under this Plan or any Option Instrument executed by such Participant.

    12.  Changes in Capital Structure.

         Subject to any required action by the shareholders of the Company and the provisions of the Texas Business Corporations Act, the number of shares of Company Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an option that expired, was surrendered or terminated unexercised as to such shares) as well as the Exercise Price then existing with respect to each share of Company Stock then subject to this Plan, shall be proportionately adjusted for (i) any division or combination of any of the shares of capital stock of the Company, (ii) any dividend payable in shares of capital stock of the Company or
(iii) any reclassification of shares of capital stock of the Company.

    13.  Amendment or Termination of Plan.

         Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors of the Company (in its sole discretion); provided, however, to the extent required to comply with the requirements of Rule 16b-3, as then in effect, or the Section 162(m) Regulations, any amendment to the Plan shall be subject to the approval of such amendment by the shareholders of the Company. No such action shall adversely affect or alter any right or obligation with respect to any Option or Option Instrument then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

    14.  Burden and Benefit.

         The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

    15.  Choice of Law.

         This  Plan  shall  be governed by,  and  construed  in
accordance  with,  the  laws  of  the  State  of  Texas   without
application of conflict of laws principles.

      This Plan was approved by the Company's Board of Directors on this 5th day of December, 1996 to be effective as of the Effective Date.

/s/ JAMES R. LEININGER, M.D.             /s/ FRANK A. EHMANN
___________________________             _____________________________
James R. Leininger, M.D.                 Frank A. Ehmann



/s/ PETER A. LEININGER, M.D.            /s/ WENDY L. GRAMM,PH.D.
___________________________             _____________________________
Peter A. Leininger, M.D.                Wendy L. Gramm, Ph.D.


/s/  RAYMOND  R. HANNIGAN               /s/  BERNHARD T. MITTEMEYER,M.D.
___________________________             ___________________________
Raymond  R.  Hannigan                   Bernhard  T. Mittemeyer, M.D.



/s/ SAM A. BROOKS
___________________________
Sam A. Brooks